EXHIBIT 24

INDIANA MICHIGAN POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $500,000,000 aggregate principal amount of its Debt Securities, including up to $500,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 50 years, and up to $250,000,000 aggregate par value of preferred stock in one or more new series, does hereby appoint MICHAEL G. MORRIS, HOLLY KELLER KOEPPEL, JULIA A. SLOAT and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 29th day of January, 2008.

/s/ Karl G. Boyd____________ __                                             /s/ Michael G. Morris
Karl G. Boyd                           L.S.                                            Michael G. Morris                          L.S.

/s/ Allen R. Glassburn                                                                  /s/ Nicholas K. Akins
Allen R. Glassburn                    L.S.                                           Nicholas K. Akins                          L.S.

/s/ JoAnn M. Grevenow                                                               /s/ Carl L. English
JoAnn M. Grevenow                L.S.                                            Carl L. English                               L.S.

/s/ Patrick C. Hale                                                                       /s/ Holly Keller Koeppel
Patrick C. Hale                         L.S.                                            Holly Keller Koeppel                     L.S.

/s/ Marc E. Lewis                                                                        /s/ Robert P. Powers
Marc E. Lewis                         L.S.                                             Robert P. Powers                          L.S.

/s/ Susanne M. Moorman Rowe                                                   /s/ Susan Tomasky
Susanne M. Moorman Rowe    L.S.                                            Susan Tomasky                              L.S.

/s/ Helen J. Murray
Helen J. Murray                        L.S.

INDIANA MICHIGAN POWER COMPANY
EXECUTIVE COMMITTEE

January 29, 2008

The Chairman outlined a proposed financing program through December 31, 2009 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to (i) $500,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of debt securities comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than fifty years ("Debt Securities") and (ii) $250,000,000 aggregate par value of preferred stock in one or more new series ("Preferred Stock").  The Chairman stated that, as an alternative to issuing Debt Securities or Preferred Stock, the Company may issue one or more unsecured promissory notes ("AEP Notes") to American Electric Power Company, Inc. ("AEP") in an aggregate principal amount of up to $500,000,000.  AEP Notes would be issued in compliance with the orders of the Indiana Utility Regulatory Commission and any applicable regulations under the Federal Energy Regulatory Commission.  The Chairman stated that the aggregate amount of Debt Securities, Preferred Stock and AEP Notes issued will not exceed $500,0000,000.

The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities, Preferred Stock and AEP Notes would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appropriate and as may then be desirable, or purchase directly or indirectly currently outstanding debt and/or cumulative preferred stock or to reimburse the Company’s treasury for expenditures incurred in connection with its construction program or for working capital.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

The Chairman informed the meeting that the Company has made an application to the Indiana Utility Regulatory Commission ("IURC") seeking authorization for the issuance of $500,000,000 of Debt Securities, Preferred Stock and AEP Notes through December 31, 2009.  The Chairman also stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

    RESOLVED, in connection with the proposed financing program approved at this meeting, the actions of the proper officers of this Company in executing and filing a petition with the Indiana Utility Regulatory Commission are hereby ratified, confirmed and approved; and further

    RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

    RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities and the Preferred Stock be qualified or registered for sale in various jurisdictions; that (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) any Executive Vice President of American Electric Power Service Corporation (“Authorized Persons”) be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities and the Preferred Stock of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

    RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

The Chairman indicated to the meeting that it may be desirable that the Debt Securities and the Preferred Stock be listed on the New York Stock Exchange and in connection with any such application, to register the Debt Securities and the Preferred Stock under the Securities Exchange Act of 1934, as amended.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of up to $500,000,000 aggregate principal amount of Debt Securities and up to $250,000,000 aggregate par value of Preferred Stock; and further

RESOLVED, that Holly Keller Koeppel, Julia A. Sloat, Renee V. Hawkins, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $500,000,000 aggregate principal amount of Debt Securities and up to $250,000,000 aggregate par value of Preferred Stock with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Authorized Persons executing the same may approve, their execution to be conclusive evidence of such approval; and further

RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities or the Preferred Stock on the New York Stock Exchange.

The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $500,000,000 of Debt Securities and up to $250,000,000 aggregate par value of Preferred Stock, there was to be filed with the SEC a Power of Attorney, dated January 29, 2008, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

    WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $500,000,000 aggregate principal amount of Debt Securities in one or more new series, each series to have a maturity of not less than nine months and not more than fifty years and up to $250,0000,000 aggregate par value of its Preferred Stock; and

    WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated January 29, 2008, executed by certain of the officers and directors of this Company appointing Michael G. Morris, Holly Keller Koeppel, Julia A. Sloat, Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

    RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

    RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities and Preferred Stock proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

    RESOLVED, that Dewey & LeBoeuf LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities and Preferred Stock of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chairman stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement ("Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Debt Securities.  He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering.

Thereupon, it was, on motion duly made and seconded, unanimously

    RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering; and further

    RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options or hedging products such as forwards or futures, or similar products ("Interest Rate Management Agreements"), in each case to manage and minimize interest costs.  The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company.  He recommended that the Board authorize the appropriate persons to enter into one or more Interest Rate Management Agreements, provided that any such Interest Rate Management Agreement shall conform to any conditions that may be imposed by any regulatory body.

Thereupon, it was, on motion duly made and seconded, unanimously

    RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval provided that any such Interest Rate Management Agreement shall conform to any conditions that may be imposed by any regulatory body; and further

    RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman next explained that the Company could also enter into an Underwriting Agreement ("Underwriting Agreement"), with certain underwriters, under which the underwriters may purchase up to $500,000,000 aggregate principal amount of Debt Securities and up to $250,000,000 aggregate par value of Preferred Stock.  He recommended that the Board authorize the appropriate persons to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities and Preferred Stock, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities or Preferred Stock.

Thereupon, it was, on motion duly made and seconded, unanimously

    RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities and Preferred Stock shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities or Preferred Stock; and further

    RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman noted that the Company may issue and sell unsecured notes ("Notes"), which may include a put option or call option or both, pursuant to an Underwriting Agreement or other agreement.  The Chairman then stated to the meeting that, in order to enable the Company to perform its obligations under the Underwriting Agreement or other agreement approved at this meeting providing for the sale of up to $500,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture dated October 1, 1998 between the Company and The Bank of New York, in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval.  Alternatively, the Notes may be issued under a new indenture as may be supplemented and amended by one or more Company Orders or Supplemental Indentures or equivalent documentation.  The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture.  The interest rate, maturity and certain other terms have not yet been determined.  The Chairman recommended that the Board authorize the appropriate persons to determine the financial terms and conditions of the Notes, including without limitation, (i) the principal amount of the Notes to be sold in each offering, (ii) the interest or method of determining the interest on the Notes, (iii) the maturity (which shall not exceed 50 years from the date of issuance) and redemption provisions of the Notes and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a new indenture, a Company Order or a Supplemental Indenture.  Any fixed interest rate applicable to the Notes would not exceed by more than 4.0% the yield to maturity at the date of pricing on United States Treasury obligations of comparable maturity.  Any initial fluctuating interest rate applicable to the Notes would not exceed 10%.

Thereupon, it was, on motion duly made and seconded, unanimously

    RESOLVED, that the Authorized Persons (as previously defined) and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized to create up to $500,000,000 aggregate principal amount of Notes to be issued under the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, in such form as shall be approved by the Authorized Persons and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval and with such financial terms and conditions as determined by the Authorized Persons and the Secretary or an Assistant Secretary of the Company, pursuant to the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, and with either a fixed rate of interest which shall not exceed by more than 4.0% the yield to maturity at the date of pricing on United States Treasury obligations of comparable maturity or at an initial fluctuating rate of interest which at the time of pricing would not exceed 10%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 50 years; and further

    RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, each such instrument to be substantially in the form as shall be approved by the Authorized Person and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval, that The Bank of New York is hereby requested to join in the execution of any Supplemental Indenture or Company Order, as Trustee; and further

    RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture or any new indenture; and further

    RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture or any new indenture (the signatures of such Authorized Persons to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such Authorized Persons and the Secretary or an Assistant Secretary of the Company thereon), and to deliver to The Bank of New York, as Trustee under the Indenture, or any assignee or successor thereto or another trustee under a new indenture, the Notes in the aggregate principal amount of up to $500,000,000 as definitive fully registered bonds without coupons in such denominations  as may be permitted under the Indenture; and further

    RESOLVED, that if any Authorized Person or the Secretary or an Assistant Secretary of this Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be such an Authorized Person or Secretary or an Assistant Secretary of the Company prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

    RESOLVED, that, subject as aforesaid, The Bank of New York, as such Trustee, or any assignee or successor thereto or another trustee under a new indenture, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company by the Authorized Persons and the Secretary or an Assistant Secretary of the Company; and further

    RESOLVED, that Thomas G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio, David C. House of Lewis Center, Ohio, and William E. Johnson of Gahanna, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture or any new indenture in connection with the authentication and delivery of the Notes; and further

    RESOLVED, that the office of The Bank of New York, at 101 Barclay Street, in the Borough of Manhattan, The City of New York, or such other office of any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture or any new indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

    RESOLVED, that said The Bank of New York be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

    RESOLVED, that the Authorized Persons (as defined above) and the Secretary or an Assistant Secretary of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

    RESOLVED, that The Bank of New York, or any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company, be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

    RESOLVED, that the Authorized Persons and Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

The Chairman then stated that one or more insurance companies or other institutions may insure the payment of principal and interest on certain types of Debt Securities as such payments become due or provide other methods of credit enhancement pursuant to a financial guaranty insurance or other policy or agreement ("Insurance Policy").  In this connection, the Company proposes to enter into one or more Insurance Agreements, in such form (including any fees or premiums paid to any such insurance company) as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval.

Thereupon, after discussion, on motion duly made and seconded, it was unanimously

    RESOLVED, that in order to enhance the credit of one or more series of Debt Securities the Authorized Persons (as defined above) be, and they hereby are, authorized to execute and deliver on behalf of the Company one or more Insurance Agreements with an insurance company or other institution of their choice, in such form (including any fees or premiums paid to any such insurance company) as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with the Insurance Policy and the Insurance Agreement.

The Chairman further stated that it would be desirable to authorize the appropriate persons, on behalf of the Company, to issue one or more unsecured promissory notes to American Electric Power Company, Inc. ("AEP") in an aggregate principal amount of up to $500,000,000 on such terms as are consistent with (i) the financing authority granted by the Indiana Utility Regulatory Commission and (ii) any applicable rules of the Federal Energy Regulatory Commission and regulations thereunder ("FERC").

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized, in the name and on behalf of his Company, to borrow from AEP up to $500,000,000, upon such terms as are consistent with (i) the financing authority granted by the IURC and (ii) any applicable rules of FERC.

INDIANA MICHIGAN POWER COMPANY

UNANIMOUS WRITTEN CONSENT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS WITHOUT A MEETING

Pursuant to Section 23-1-34-2 and Section 23-1-34-6 of the Indiana Business Corporation Law, and in lieu of a meeting of the Executive Committee of the Board of Directors of Indiana Michigan Power Company (the “Company”), the undersigned, being all of the members of the Executive Committee of the Board of Directors of the Company, do hereby consent in writing, to the adoption of the following resolutions:

WHEREAS, on January 29, 2008, the Executive Committee adopted resolutions approving a financing program through December 31, 2009 of the Company involving, among other things, the issuance and sale of up to $500,000,000 aggregate principal amount of debt securities comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than fifty years ("Notes"); and

WHEREAS, the resolutions provided that any fixed interest rate applicable to the Notes would not exceed by more than 4.0% the yield to maturity at the date of pricing on United States Treasury obligations of comparable maturity and that any initial fluctuating interest rate applicable to the Notes would not exceed 10%; and

WHEREAS, market conditions have changed markedly since the adoption of the resolutions and the Company now needs to amend the resolutions to increase the spreads authorized for the Notes;

NOW, THEREFORE, BE IT RESOLVED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS OF INDIANA MICHIGAN POWER COMPANY, THE FOLLOWING:

RESOLVED, the resolutions adopted by the Executive Committee on January 29, 2008 approving the financing program of the Company be, and they hereby are, amended to provide that any fixed interest rate applicable to the Notes shall not exceed by more than 6.0% the yield to maturity at the date of pricing on United States Treasury obligations of comparable maturity and that any initial fluctuating interest rate applicable to the Notes would not exceed 10%.

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IN WITNESS WHEREOF, the following members of the Executive Committee have executed this Unanimous Written Consent as of the 6th day of November, 2008.

/s/ Michael G. Morris ____________                                             /s/ Robert P. Powers______________
Michael G. Morris                                                                           Robert P. Powers

/s/ Nicholas K. Akins ____________                                             /s/ Brian X. Tierney_______________
Nicholas K. Akins                                                                           Brian X. Tierney

/s/ Carl L. English________________                                             /s/ Susan Tomasky_______________
Carl L. English                                                                                 Susan Tomasky

/s/ Holly Keller Koeppel___________
Holly Keller Koeppel